Exhibit 3(b)

                                INVESTMENT LETTER

                                                                   July 22, 2004

DRYCLEAN USA, Inc.                         Mr. Michael S. Steiner
290 N.E. 68th Street                       290 N.E. 68th Street
Miami, Florida 33138                       Miami, Florida 33138



         The undersigned hereby agrees to purchase 750,000 shares of Common Stock, $.025 par value per share (the "Shares"), of DRYCLEAN USA, Inc. (the "Company") from Michael S. Steiner (the "Seller") for a purchase price of $ 1,087,500.00. Of the purchase price, the undersigned is paying to the Seller $ 350,000.00 by certified check contemporaneously herewith and is delivering to the Seller a Promissory Note in the principal amount of $ 737,500.00 payable on the first anniversary of the date hereof. The Promissory Note is secured by the Shares pursuant to a Security Agreement dated the date hereof between the undersigned and the Seller.

         As an inducement to the Seller to transfer the Shares and the Company to effectuate the transfer, the undersigned hereby acknowledges, represents, warrants and agrees as follows:

         (a) None of the Shares is currently being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The undersigned understands that the purchase and sale of the Shares hereunder is intended to be exempt from registration under the Securities Act by virtue of Section 4(1) of the Securities Act based, in part, upon the representations, warranties and agreements contained in this Investment Letter;

         (b) The undersigned has been Executive Vice President and Chief Operating Officer of the Company since May 17, 2004.

         (c) The undersigned has reviewed all of the Company's filings with the Securities and Exchange Commission as it deemed necessary including, without limitation, the Company's Annual Report on Form 10-K for the year ended June 30, 2003, Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, all Current Reports on Form 8-K filed by the Company since July 1, 2003 and Proxy Statement used in connection with the Company's 2003 Annual Meeting of Stockholders. The undersigned has analyzed the risks attendant to an investment in the Shares and has made its decision to invest in the Shares based on its own analysis of the Company's business, financial condition, results of operations and prospects without representation or warranty with respect thereto from either Mr. Steiner or the Company. The undersigned understands that its investment in the Shares involves a high degree of risk.

         (d) The undersigned has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with its purchase of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto;

         (e) The undersigned is an "accredited investor", as that term is defined in Rule 501(a) of Regulation D of the Securities Act (such definition is provided on Exhibit A annexed hereto).


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         (f) The undersigned is acquiring the Shares solely for the undersigned's own account for investment and not with a view to resale or distribution of any of the Shares;

         (g) The undersigned may be required to bear the economic risk of the investment indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. The Company is not obligated to register the shares under the Securities Act or any state securities law. Any resale of the Shares can be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current at the time of sale or (ii) a specific exemption from the registration requirements of the Securities Act. In claiming any such exemption, the undersigned will, prior to any offer or sale or distribution of any Shares advise the Company and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution;

         (h) The undersigned also understands that the exemption afforded by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144") will not become available for at least one year from the date of payment for the Shares and any sales in reliance on Rule 144, if then available, can be made only in accordance with the terms and conditions of that rule, including, among other things, a requirement that the Company then be subject to, and current, in its periodic filing requirements under the Securities Exchange Act of 1934 (the "Exchange Act") and, among other things, a limitation on the amount of Shares that may be sold in specified time periods and the manner in which the sale can be made; that, while the Company's Common Stock is registered under the Exchange Act and the Company is presently subject to the periodic reporting requirements of the Exchange Act, there can be no assurance that the Company will remain subject to such reporting obligations or current in its filing obligations; and that, in case Rule 144 is not applicable to a disposition of the Shares, compliance with the registration provisions of the Securities Act or some other exemption from such registration provisions will be required; and

         (i) Legends shall be placed on the certificates evidencing the Shares to the effect that such shares of Common Stock have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Stock.

                                       Very truly yours,

                                       /s/ Alan I. Greenstein
                                       -----------------------
                                       Alan I. Greenstein

                                       Social Security No: ###-##-####
                                       Address:  3738 Gulfstream Way
                                                 Davie, Florida 33026



                                      -2-
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                                    Exhibit A

         The term "accredited investor" refers to any person or entity who comes within any of the following categories:

         1. Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, a saving and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         2. Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

         3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         4. Any director or executive officer of the Company;

         5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

         6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         7. Any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506 of Regulation D; or

         8. Any entity in which all of the equity owners are accredited investors.